Exhibit 10.8

EQUITY PLEDGE AGREEMENT

Pledgee: Shanghai Juxiang Investment Management Consulting Co., Ltd.

Address: Room 3929 Block 24, 2 Xin Cheng Road, Ni Cheng Town, Pudong New Area, Shanghai

Target Company: Shanghai Jupai Investment Group Co., Ltd.

Address: Room 3508 Block 24, 2 Xin Cheng Road, Ni Cheng Town, Pudong New Area, Shanghai

Pledgor: Shareholders of the Target Company (Mr. Hu Tianxiang, Mr. Li Keliang, Mr. Yao Weishi, Mrs. Zhang Yichi and Mrs. Shen Yacheng)

This Equity Pledge Agreement (hereinafter this “Agreement”) is dated October 9, 2014, and is entered into in Shanghai, People’s Republic of China (“PRC” or “China”) by and among Shanghai Juxiang Investment Management Consulting Co., Ltd. (“Pledgee”), Shanghai Jupai Investment Group Co., Ltd. (“Domestic Enterprise” or “Target Company”) and each of the shareholders listed on the signature pages hereto (each a “Pledgor” and collectively, the “Pledgors”) of Domestic Enterprise, i.e. Mr. Hu Tianxiang, Mr. Li Keliang, Mr. Yao Weishi, Mrs. Zhang Yichi and Mrs. Shen Yacheng.

RECITALS

1.                                      The Pledgee is a foreign investment enterprise incorporated under the PRC laws, and is specialized in investment consulting, consultation service for enterprise management, business information consulting, marketing planning consulting, corporate image planning consultation, exhibition service (except organization or undertaking of exhibitions), etiquette service. (the items restricted by administrative rules may be operated only after obtaining the permission).

2.                                      Domestic Enterprise is mainly engaged in investment management, asset management, investment consulting, consultation service for enterprise management, business consulting (each of the above consulting excluding broker), convention and exhibition services, etiquette service, marketing planning, corporate image planning, market information consultation and research (but no social survey, social research, public opinion poll is allowed). (the items restricted by administrative rules may be operated only after obtaining the permission) (collectively the “Business”).

3.                                      The Pledgors are shareholders of the Domestic Enterprise, each legally holding such amount of equity interest of the Domestic Enterprise as set forth on the signature page of this Agreement. Among the Pledgors, Hu Tianxiang holds 67.67% equity interests of the Target Company (with a total subscribed contribution of RMB 20.3 million), and will pledge the same to the Pledgee as a security for the performance of Contractual Obligations and the repayment of Secured Indebtedness by the Pledgors and the Target Company; Yao Weishi holds 10% equity interests of the Target Company (with a total subscribed contribution of RMB 3 million), and will pledge the same to the Pledgee as a security for the performance of Contractual Obligations and the repayment of Secured Indebtedness by the Pledgors and the Target Company; Li Keliang holds 8.33% equity interests of the Target Company (with a total subscribed contribution of RMB 2.5 million), and will pledge the same to the Pledgee as a security for the performance of Contractual Obligations and the repayment of Secured Indebtedness by the Pledgors and the Target Company; Zhang Yichi holds 6% equity interests of the Target Company (with a total subscribed contribution of RMB 1.8 million), and will pledge the same to the Pledgee as a security for the performance of Contractual Obligations and the repayment of Secured Indebtedness by the Pledgors and the Target Company; Shen Yacheng holds 8% equity interests of the Target Company (with a total subscribed contribution of RMB 2.4 million), and will pledge the same to the Pledgee as a security for the performance of Contractual Obligations and the repayment of Secured Indebtedness by the Pledgors and the Target Company.

4.                                      On January 8, 2014, Pledgee, Pledgors and Domestic Enterprise entered into Call Option Agreement (“Call Option Agreement”), pursuant to which, the Pledgors shall, upon the request of Pledgee, to the extent permitted under PRC laws, transfer to Pledgee and/or other entity or individual designated by the Pledgee all or parts of Equity Interest and/or assets they hold in the Domestic Enterprise;

On January 8, 2014, Pledgee and Domestic Enterprise entered into Consulting Services Agreement (“Consulting Services Agreement”), pursuant to which Domestic Enterprise shall pay Pledgee consulting and services fees in connection with the consulting services and other services related to the business of the Domestic Enterprise as provided by the Pledgee;

On January 8, 2014, Pledgee and Domestic Enterprise entered into Operating Agreement (“Operating Agreement”), pursuant to which, Domestic Enterprise agrees to cooperate with Pledgee in business and provide the Pledgee with related services according to the terms of such agreement.

5.                                      To the extent permitted by the law, the Pledgors are willing to pledge to the Pledgee, and grant the Pledgee with first ranking charge over, all of the Equity Interests they hold in the Domestic Enterprise, as a security for the performance of Contractual Obligations and the repayment of Secured Indebtedness by the Pledgors and Domestic Enterprise, and the company agrees with such equity pledge arrangement.

NOW THEREFORE, the Pledgee and the Pledgors, through mutual negotiations, hereby enter into this Agreement and agree as follows:

1.                                      Definitions and Interpretation.  Unless otherwise provided in this Agreement, the following terms shall have the following meanings:

1.1                               “Pledge” refers to the full content of Section 2 hereinafter.

1.2                               “Contractual Obligations” refers to all obligations of Pledgors under Voting Rights Proxy Agreement and Call Option Agreement, all obligations of Domestic Enterprise under Voting Rights Proxy Agreement, Consulting Service Agreement, Operating Agreement and Call Option Agreement and all obligations of Pledgors and Domestic Enterprise under this Agreement.

1.3                               “Secured Indebtedness” refers to (i) all direct, indirect, derivative and foreseeable losses suffered by the Pledgee as a result of any Event of Default (as defined below) on the part of Pledgors and/or Domestic Enterprise, the amount of which shall be determined on the basis including, without limitation, the reasonable business plan and profit forecast of the Pledgee; and (ii) all fees incurred by the Pledgee to enforce the performance of the Contractual Obligations by the Pledgors and /or Domestic Enterprise.

1.4                               “Equity Interest” refers to all the equity interests in the Domestic Enterprise legally held by the Pledgors.

1.5                               “Term of Pledge” refers to the period provided for under Section 3.2 hereof.

1.6                               “Event of Default” refers to any of the events set out in Section 7.1 hereof.

1.7                               “Notice of Default” refers to the notice of default issued by the Pledgee in accordance with this Agreement.

2.                                      The Pledge.

2.1                               Each of the Pledgors hereby pledges all the Equity Interest he/she holds in the Domestic Enterprise to the Pledgee as a security for the performance of Contractual Obligations and repayment of the Secured Indebtedness (the “Pledge”). Pursuant thereto, the Pledgee shall have priority in receiving repayments from the proceeds from the auction or sale of the Equity Interest. The Equity Interest so pledged shall hereinafter be referred to as the “Pledged Collateral”.

2.2                               During the term hereof, the Pledgee shall not be liable in whatsoever manner for any diminution in value of the Pledged Collateral and the Pledgors shall have no right to seek any form of recourse or bring any claims against the Pledgee in connection therewith, except where such diminution arises out of any willful conduct or gross negligence of the Pledgee.

2.3                               Without prejudice to above Article 2.2, if the Pledged Collateral is likely to suffer such a manifest value diminution as may impair the rights of the Pledgee, the Pledgee may at any time auction or sell the Pledged Collateral on behalf of the Pledgors and may, as agreed with the Pledgors, apply the proceeds from such auction or sale towards early full repayment of the Secured Indebtedness, or deposit (entirely at the cost of the Pledgee) such proceeds with a notary organ of the place where the Pledgee is domiciled.

2.4                               Any capital increase contributed by the Pledgors to the registered capital of Domestic Enterprise as a result of any capital increase shall become part of the Pledged Collateral. To the extent permitted by PRC laws, Pledgors shall register the pledge for increased capital with administration for industry and commerce as soon as practicable upon the completion of the capital increase. Domestic Enterprise undertakes to cooperate with Pledgors to complete above registration for increased capital contemplated in this article.

2.5                               The Pledgors undertake to waive any right to receive dividend distribution in respect of the Pledged Equity during the term of the Pledge, except with prior written consent of the Pledgee .

2.6                               Subject to Article 2.5 and to the extent not violating the PRC laws, any dividend or distribution received by the Pledgors in respect of the Pledged Collateral, or any asset interest distribution received by the Pledgors shall be fully reimbursed to the Pledgee and deposited into the account designated by the Pledgee, which shall be under the supervision of the Pledgee and used for the payment of Secured Indebtedness in the first priority.

3.                                      Term of Pledge.

3.1                               This Agreement shall take effect as of the date when this Agreement is duly signed or chopped by all the parties hereto. The effectiveness and execution of this Agreement will not be affected by the pledge registration specified in Section 4 hereof. This Agreement shall remain in full force and effective until the satisfaction of all Contractual Obligations and full repayment of all Secured Indebtedness by the Domestic Enterprise and Pledgors (the “Term”). Upon Pledgee’s request, the Domestic Enterprise shall extend its operation period to sustain the effectiveness of this Agreement.

3.2                               During the Term, the Pledgee shall be entitled to vote, control, sell, or dispose of the Pledged Collateral in accordance with this Agreement, including without limitation, disposing and having priority in repayment through auction or sale of Pledged Collateral, in the event that the Domestic Enterprise fails to perform Contractual Obligations or there occurs any Event of Default. The Pledgee shall not be responsible for any loss incurred from its reasonable exercise of such rights and powers.

3.3                               During the Term, the Pledgors shall transfer to the Pledgee, and the Pledgee shall be entitled to collect, any and all dividends already declared or paid in connection with the Pledged Collateral.

3.4                               Upon full and complete performance by the Pledgors and the Domestic Enterprise of all of their Contractual Obligations, the Pledgee shall, at the request of the Pledgors, release the Equity Pledge hereunder and cooperate with the Pledgors in the deregistration of the Equity Pledge both in the shareholders’ register of Domestic Enterprise and with the relevant industry and commerce administration; reasonable costs arising out of such release of Equity Pledge shall be borne by the Pledgee.

4.                                      Pledge Procedure and Registration.

4.1                               The Pledge shall be recorded in the register of shareholders of the Domestic Enterprise.

4.2                               The Domestic Enterprise shall register the Pledge in its register of shareholders on the date of execution of this Agreement, and provide the Pledgee with such register of shareholders. To the maximum extent permitted by the PRC laws, the Pledgors and Pledgee will file the application with Administration for Industry and Commerce with competent authority to register the Pledge during the term of this Agreement.

4.3                               Pledgors and Pledgee will use their best efforts to take any action required for the completion of the registration of the Pledge, including without limitation, the execution of documents, the payment of filing fees and submission of applications.

5.                                      Representation and Warranties of Pledgors.

5.1                               As of the date hereof, the Pledgors are the sole legal owners of the Pledged Collateral, free from any ongoing dispute as to the ownership thereof; and the Pledgors have the right to dispose of the Pledged Equity or any part thereof. .

5.2                               Other than to the Pledgee, the Pledgors have not pledged the Pledged Collateral to any other party, or created any encumbrances on the Pledged Collateral for the benefit of others.

5.3                               The Pledgors and the Domestic Enterprise represent and warrant that the execution of this Agreement would not violate any loan agreement, guaranty agreement, business agreement or other contract having material effect on the business of the Domestic Enterprise, to each of which the Domestic Enterprise is a party.

6.                                      Representations and Warranties of Pledgors and the Domestic Enterprise.

6.1                               During the Term, the Pledgors represent and warrant to the Pledgee for the Pledgee’s benefit that the Pledgors shall:

6.1.1                     Not transfer or assign the Pledged Collateral, nor create or permit the creation of any new pledge or encumbrance on the Pledged Collateral without the Pledgee’s prior written consent. Furthermore, without the Pledgee’s prior written consent, the Domestic Enterprise would not assist or allow the Pledgors to create any new pledge or other security interest on the Pledged Collateral, or to transfer the Pledged Equity Interest.

The Pledgor and the Domestic Enterprise undertake not to change the registered capital of the Domestic Enterprise, or the investment percentage of the Pledgors in the Domestic Enterprise, without the prior written consent of Pledgee.

6.1.2                     Comply with the laws and regulations applicable to the Pledge; present to Pledgee any notices, orders or announcements with respect to the Pledge issued or made by a competent PRC authority within five (5) days upon receiving such notices, orders or announcements; comply with such notices, orders or announcements; or object to such notices, orders or announcements upon the reasonable request of the Pledgee or with consent from the Pledgee.

6.1.3                     Timely notify the Pledgee of any events that may affect the Pledged Collateral or the Pledgors’ rights thereto, or may change any of the Pledgors’ warranties or affect the Pledgor’s performance of their obligations under this Agreement.

6.2                               The Pledgors agree that the Pledgee’s right to the Pledge pursuant to this Agreement shall not be suspended or inhibited by any legal proceedings jointly or separately initiated by the Pledgors, or any successor of or any person authorized by the Pledgors.

6.3                               The Pledgors represent and warrant to the Pledgee that the Pledgors and the Domestic Enterprise will hold necessary shareholder and board meetings, execute necessary resolutions and other legal documents and take other necessary actions in accordance with PRC laws, administrative regulations and its Articles of Association, to guarantee the execution of this Agreement, the creation of the Pledge and the exercise of the Pledge right.

6.4                               The Pledgors represent and warrant to the Pledgee or its appointed representative (whether a natural person or a legal entity) that they will execute all applicable and required amendments in connection with the registration of the Pledge, and within a reasonable amount of time upon request, provide the Pledgee with any relevant notices, orders and decisions regarding such registration.

6.5                               The Pledgors represent and warrant to the Pledgee that they will abide by and perform all relevant guarantees, covenants, warranties, representations and conditions necessary to insure the rights of the Pledgee under this Agreement. The Pledgors shall compensate all the losses suffered by the Pledgee as a result of the Pledgors’ failure to perform any such guarantees, covenants, warranties, representations or conditions.

6.6                               In case of liquidation of the Domestic Enterprise, the Pledgors will transfer to the Pledgee the residual assets they may obtain therefrom under the PRC laws.

7.                                      Events of Default.

7.1                               Any of the following events shall be regarded as an “Event of Default”:

7.1.1                     This Agreement is deemed illegal by a governing authority of the PRC, or any Pledgor is incapable of continuing to perform the obligations hereunder due to any reason except force majeure;

7.1.2                     The Domestic Enterprise fails to timely pay the services fee in full as scheduled under the Consulting Service Agreement;

7.1.3                     A Pledgor makes any materially false or misleading representations or warranties under Section 5 hereof, or breaches any of the warranties under Section 5 hereof;

7.1.4                     A Pledgor or Domestic Enterprise breaches representations and warranties under Section 6 hereof;

7.1.5                     A Pledgor breaches any term or condition of this Agreement;

7.1.6                     A Pledgor transfers or assigns, or causes to be transferred or assigned, or otherwise abandons the Pledged Collateral without the prior written consent of the Pledgee;

7.1.7                     The Domestic Enterprise becomes insolvent;

7.1.8                     The assets of a Pledgor are adversely affected so as to cause the Pledgee to believe that such Pledgor’s ability to perform the obligations hereunder is also adversely affected;

7.1.9                     The successors or agents of the Domestic Enterprise refuse, or are only able to partly perform the payment obligations under the Consulting Services Agreement;

7.1.10              Any other breach of the Contractual Obligations by the Pledgors or Domestic Enterprise.

7.2                               A Pledgor shall immediately give a written notice to the Pledgee once such Pledgor becomes aware of or discovers any event listed in Section 7.1 hereof, or any element that may result in the occurrence of any of the foregoing events.

7.3                               Unless an Event of Default has been resolved to the Pledgee’s satisfaction within 15 days of its occurrence (the “Cure Period”), the Pledgee may, at any time thereafter, give a written default notice (the “Default Notice”) to the Pledgors and require the Pledgors to dispose of the Pledged Collateral in a manner stipulated in Section 8 below.

8.                                      Exercise of Remedies.

8.1                               Authorized Action by Secured Party.  The Pledgors hereby irrevocably appoint Pledgee as the attorney-in-fact of the Pledgors for the purpose of carrying out the security provisions of this Agreement and to take any action and execute any instrument that the Pledgee may deem necessary or advisable to accomplish the purpose of this Agreement.  Such power of attorney shall be effective, automatically and without the necessity of any action (including transfer of any Pledged Collateral) by any person, upon the occurrence of an Event of Default.  Pledgee shall not have any duty to exercise or reserve any such right, nor shall it be liable for any failure to exercise or any delay in exercising such right.

If an Event of Default occurs, or is already proceeding, Pledgee shall have the right to exercise the following rights:

(a)                                 Collect by legal proceedings or otherwise, endorse or receive all payments, proceeds and other sums and property now or hereafter payable on or on account of the Pledged Collateral;

(b)                                 Enter into any extension, reorganization, disposal, merger, consolidation or other arrangement pertaining to, or dispose of, surrender, accept, hold or apply other property in exchange for the Pledged Collateral;

(c)                                  After the delivery of written notice to the Pledgors, the Pledgee shall be entitled to exercise all the remedy rights and powers under PRC laws and basic provisions of this Agreement, including but not limited to: disposing the Pledged Collateral through auction or sale to get paid in priority. The Pledgee shall not be responsible for any loss incurred from its reasonable exercise of such remedy rights and powers;

(d)                                 Make any compromise or settlement that the Pledgee deems advisable, with respect to the Pledged Collateral;

(e)                                  Notify any obligor with respect to the Pledged Collateral to make payment directly to the Pledgee;

(f)                                   All rights of the Pledgors that they would otherwise be entitled to enjoy or exercise with respect to the Pledged Collateral, including without limitation the rights to vote and to receive distributions, shall cease without any further action or notice, and all such rights shall thereupon become vested to the Pledgee; and

(g)                                  The Pledgors shall execute and deliver to the Pledgee such other instruments as the Pledgee may request in order to permit the Pledgee to exercise the rights set forth herein.

8.2                               Other Remedies.  Upon the expiration of the Cure Period, the Pledgee may, in addition to the remedies set forth in Section 8.1 or such other rights in law, equity or otherwise, without notice or demand to the Pledgors, elect to take any of the following measures:

(a)                                 Require the Pledgors to immediately pay all outstanding unpaid amounts due under the Consulting Services Agreement;

(b)                                 Exercise any and all rights as the beneficial and legal owner of the Pledged Collateral, including, without limitation, the transfer and exercise of voting and any other rights to the Pledged Collateral; and

(c)                                  Exercise any and all rights and remedies of a secured party under applicable laws.

8.3                               The Pledgee has priority in the receipt of payments from the proceeds of auction or sale of the Pledged Collateral, in part or in whole, in accordance with legal procedures, until all payment obligations under the Consulting Services Agreement are satisfied.

8.4                               The Pledgors shall not hinder the Pledgee from exercising its rights in accordance with this Agreement and shall give necessary assistance so that the Pledgee may exercise its rights in full.

9.                                      Assignment and Succession.

9.1                               The Pledgors shall not assign or otherwise transfer their respective rights and obligations hereunder without the Pledgee’s prior written consent; provided, however, that the Pledgors and Domestic Enterprise agree that to the extent permitted by PRC laws, the Pledgee may transfer its rights and/or obligations hereunder to any third party with the prior written notice to both Pledgors and Domestic Enterprise.

9.2                               This Agreement shall be binding upon each of the Pledgors and their respective successors, and shall be binding on the Pledgee and each of its successors and assigns. Pledgors represent to the Pledgee that all necessary actions have been taken and all necessary documents have been signed by the Pledgors to ensure that no successor, guardian, creditor, spouse or other person who may acquire Equity Interest or other relevant right, may impair or impede the performance of this Agreement in case of any Pledgor’s decease, disability, divorce or other circumstance which may adversely affect the exercise of Equity Interest by the Pledgee.

9.3                               Upon the transfer or assignment by the Pledgee of any or all of its rights and obligations under the Consulting Service Agreement, the Pledgee’s transferee or assignee shall enjoy and undertake the same rights and obligations as the Pledgee under this Agreement.  The Pledgors shall be notified of any such transfer or assignment by written notice and at the request of the Pledgee, the Pledgors shall execute such relevant agreements and documents with respect to such transfer or assignment.

9.4                               If this Agreement is assigned as a result of change of control of the Pledgee, the successor to the Pledgee shall execute a new equity pledge agreement with the Pledgors.

10.                               Formalities, Fees and Other Charges.

10.1                        The Pledgors shall be responsible for all the fees and expenses in relation to this Agreement, including, but not limited, to legal fees, cost of production, stamp tax and any other taxes and charges.  If the Pledgee pays the relevant taxes in accordance with applicable law, the Pledgors shall fully reimburse the Pledgee of such taxes.

10.2                        The Pledgors shall be responsible for all expenses (including, but not limited to, any taxes, application fees, management fees, litigation costs, attorney’s fees, and various insurance premiums in connection with the disposition of the Pledge) incurred by the Pledgee in its recourse to collect from the Pledgors arising from the Pledgors’ failure to pay any payable taxes and fees.

11.                               Force Majeure.

11.1                        “Force Majeure” shall include, but not be limited to, acts of government, acts of God, fire, explosion, typhoon, floods, earthquake, tide, lightning, war, and any unforeseeable events beyond either Party’s reasonable control or which cannot be prevented with reasonable care.  However, any shortage of credit, capital or finance shall not be regarded as an event beyond a Party’s reasonable control.  A Party affected by Force Majeure shall promptly notify the other Parties of such event in order to be exempted from such Party’s obligations under this Agreement.

11.2                        In the event that the affected Party is delayed or prevented from performing its obligations under this Agreement due to Force Majeure, the affected Party shall not be responsible for any damage caused by such delay or failure of performance, as long as such damage is within the scope of such delay or prevention.  The affected Party shall take appropriate means to minimize or remove the effects of Force Majeure and attempt to resume performance of the obligations delayed or prevented by Force Majeure.  When such Force Majeure ceases to exist, both Parties shall do their best efforts to resume the performance of this Agreement.

12.                               Confidentiality. The Parties hereby acknowledge and agree to guarantee the confidentiality of all oral and written materials exchanged in connection with this Agreement.  No Party shall disclose any confidential information to any other third party without the other Parties’ prior written approval, unless: (a) such information is already in the public domain at the time it is communicated (except where such information is disclosed to the public without the authorization of the disclosing Party); (b) the disclosure was in response to the requirements of the relevant laws, regulations, or stock exchange rules; or (c) the disclosure is made to and as required by any of the Party’s legal counsels or financial advisors for the purpose of the transaction contemplated by this Agreement, provided, however, that such legal counsel or financial advisor shall also comply with the confidentiality obligation stipulated in this Section.  The disclosure of confidential information by employees or agents of a Party shall be deemed to be made by such Party, and such Party shall bear all liabilities for any breach of confidentiality obligation.

13.                               Dispute Resolution.

13.1                        This Agreement shall be governed by and construed in accordance with the laws of the PRC.

13.2                        The Parties shall strive to resolve any disputes arising from the interpretation or performance of this Agreement through amicable negotiations.  If a dispute cannot be settled within 45 days, the Parties shall submit such dispute to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in accordance with the then in-effect rules of CIETAC. The arbitration shall take place in Beijing and all proceedings shall be conducted in Chinese.  The arbitral award rendered by CIETAC shall be final and binding upon the parties.

14.                               Notices.  Any notice given by the parties hereto for the purpose of performing the rights and obligations hereunder shall be made in writing.  A notice shall be deemed served: (i) at the time of arrival, if sent by personal delivery; or (ii) at the time the transmission is accepted, if sent by facsimile.  If the notice fails to reach the addressee within a business day, the notice shall be deemed served on the immediately following business day.  The place of delivery shall be the addresses of the Parties as set forth on the signature pages hereof or the addresses advised in writing, including via facsimile.

15.                               Entire Agreement.  The Parties agree that this Agreement constitutes the entire agreement betweem the Parties upon its effectiveness and supersedes all prior or contemporary oral and/or written agreements and understandings.

16.                               Severability.  If any provision or provisions of this Agreement shall be held by a proper authority to be invalid, illegal, unenforceable or in conflict with the laws and regulations of the PRC, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

17.                               Amendment and Supplement.

17.1                        The Parties may amend and supplement this Agreement in writing, provided that such amendment or supplement shall be duly executed by the Pledgee, the Domestic Enterprise, and the Pledgors holding a majority of the Equity Interests in aggregate, and such amendment shall thereupon become a part of this Agreement and shall have the same legal effect as this Agreement.

17.2                        This Agreement and any amendments, modification, supplements, additions or changes hereto shall be made in writing and come into effect upon executed and stamped by each of the parties hereto. The registration of the Pledge as set out in Section 4 will not affect the validity and enforcement of this Agreement.

18.                               Number of Counterparts.  This Agreement shall be executed in eight (8) originals, one (1) for Each Party, all of which shall be equally valid and enforceable, and one (1) to be submitted to Administration for Industry and Commerce for registration.

 [SIGNATURE PAGE TO FOLLOW]

[SIGNATURE PAGE]

IN WITNESS WHEREOF this Agreement is duly executed by each Party or its legal representatives as of the date first written above.

PLEDGEE:	Shanghai Juxiang Investment Management Consulting Co., Ltd.
	Legal/Authorized Representative (signature):	/s/ Hu Tianxiang
Name: Hu Tianxiang
Title: Chairman

PLEDGOR SIGNATURE PAGE

PLEDGORS:

/s/ Hu Tianxiang
Hu Tianxiang
ID Card No.:
Holding 67.67% equity interests of the Domestic Enterprise

/s/ Yao Weishi
Yao Weishi
ID Card No.:
Holding 10% equity interests of the Domestic Enterprise

PLEDGOR SIGNATURE PAGE

PLEDGORS:

/s/ Li Keliang
Li Keliang
ID Card No.:
Holding 8.33% equity interests of the Domestic Enterprise

/s/ Zhang Yichi
Zhang Yichi
ID Card No.:
Holding 6% equity interests of the Domestic Enterprise

PLEDGOR SIGNATURE PAGE

PLEDGORS:

/s/ Shen Yacheng
Shen Yacheng
ID Card No.:
Holding 8% equity interests of the Domestic Enterprise

Domestic Enterprise:

Shanghai Jupai Investment Group Co., Ltd.
Legal/Authorized Representative (signature):	/s/ Hu Tianxiang
Name: Hu Tianxiang
Title: Chairman